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                                                                Exhibit 99(j)(3)

                              ST. CLAIR FUNDS, INC.

                                POWER OF ATTORNEY
                                -----------------

         The undersigned, Cherie Ugorowski, whose signature appears below, does hereby constitute and appoint Stephen J. Shenkenberg, MaryAnn Shumaker, Jane Kanter and Mary Moran Zeven her true and lawful attorneys and agents to execute in her name, place and stead, in her capacity as an officer of St. Clair Funds, Inc. ("St. Clair"), the Registration Statement of St. Clair on Form N-1A, any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and such attorneys shall have the full power of substitution and re-substitution; and such attorneys shall have full power and authority to do and perform in the name and on the behalf of the undersigned officer of St. Clair, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned officer of St. Clair might or could do in person, such acts of such attorneys being hereby ratified and approved.




                                                           /s/ Cherie Ugorowski
                                                           --------------------
                                                           Cherie Ugorowski


Dated:   August 29, 2001